HERITAGE AUCTIONS

L7185

REF #: 7286-7185 **Invoice #:** 11524150 S2

Date: 4/22/2022

2022 April 22 - 23 Video Games Signature® Auction (7286)

Client #: 4284289-22-51

4847446210 (W)
ACQS@Rallyrd.com

Bidder #: 1358, 7185, 7501

Terms: Due May 6, 2022

Fitz Tepper
RSE Archive LLC
250 Lafayette
Fl 2
New York, NY 10012-

Ship To: RSE Archive LLC
71 Southgate Blvd
New Castle, DE 19720-

Direct Customer Service
Toll-Free: 1-866-835-3243

Lots: 1 Items: 1

disregard if paid

Invoice Summary

	Hammer Price	Buyer Premium	Total
Sale Sub Total	**$26,000.00**	**$5,200.00**	**$31,200.00**
***Service and Handling**			**$89.65**
Invoice Total			**$31,289.65**
		Total Due	**$31,289.65**

Make all checks payable to Heritage Auctions and mail to: Attn: Accounts Receivable
PO Box 619999, Dallas, TX 75261-6199
Please include the underlined information with your payment.
If you pay by check, your check may be converted to an electronic funds transfer from your account.

Please detach and return with your payment

HERITAGE AUCTIONS

Client #: 4284289

Fitz Tepper
RSE Archive LLC
250 Lafayette
Fl 2
New York, NY 10012-

Remittance Slip:

REF #:	7286-7185
Invoice #:	11524150
Amount Due:	$31,289.65
Due Date:	May 6, 2022
Payment Amount:	

Thank you for your participation.

This invoice is presented by Heritage Auctioneers & Galleries, Inc.
2801 W. Airport Freeway, Dallas, TX 75261-4127
(Northwest corner of W. Airport Freeway & Valley View Lane)

http://comics.HA.com
e-mail: Bid@HA.com

Sat, 4/23/2022 10:28

Lot #

Lot Description

Total

Hammer

Price

Buyer

Premium

Qty

Crash Bandicoot - Wata 9.2 A+ Sealed [Sony Security

26,000.00

5,200.00

31,200.00

28173

1

26,000.00

5,200.00

Session 2 Subtotal

Buyer's Premium

$31,200.00

Subtotal

$31,200.00

SubTotal

$26,000

$5,200.00

$31,200.00

26,000.00

5,200.00

89.65

Sale Subtotal

Buyer's Premium

*Service and Handling

$31,289.65

Invoice Total

$31,289.65

$31,289.65

Total Due

*This is our charge for Shipping, Handling and Risk Of Loss. Certain packages, especially international, may cost more to ship.  You will be contacted if there are additional costs.

Payments by credit card (Visa, Mastercard, Discover) are subject to a 2.5% surcharge. This fee only applies to credit transactions and does not exceed Heritage's cost of processing.

Bank information is only presented for wire transfer and ACH payments.

Please e-mail your wire confirmation to Credit@HA.com to ensure prompt application to your invoice.

     For faster shipping send a bank wire: Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA  94104-1207

NEW

Your item(s) will be shipped (or released for third party shipping) after verification of good funds. There will be a 5 business day wait for checks

Please allow 7-14 days for shipping.

Originator to Beneficiary Information: C#4284289, REF #7286-7185, Invoice #11524150

Include with wire:

ABA #: 121000248 Account Name: Heritage Auctioneers & Galleries, Inc., Account #: 4615041878 / SWIFT Code: WFBIUS6S

Make checks payable to Heritage Auctions and mail to: PO Box 619999, Dallas TX 75261-6199.  Include your invoice number and account number.

I have read and agree to the Auction Terms and Conditions as they appear in the catalog.

Merchandise Received:   X______________________________________________________

Notice: Title to the lots described above shall not pass to purchaser until the Invoice amount is paid in full.

Thank you for your participation.

214-528-3500 / 800-872-6467

Telefax 214-409-1425

http://comics.HA.com

e-mail: Bid@HA.com

This invoice is presented by Heritage Auctioneers & Galleries, Inc.

W. Airport Freeway, Dallas, TX

75261-4127

2801

Sat, 4/23/2022 10:28

(

Northwest corner of W. Airport Freeway & Valley View Lane

)

Heritage Auctions

L7185

Invoice #:

Bidder#:

Customer:

A11524150

, 7185,

7501

1358

(7286)

April 22 - 23 Video Games Signature® Auction

2022

4284289-22-51

Fitz Tepper

Page

of

2

2

REF #:

7286-7185